1st AMENDMENT AND RESTATEMENT TO THE LOAN AGREEMENT

This 1st amendment and restatement of the loan agreement (hereinafter simply referred to as the “Amendment”) is entered on August 04, 2011, by and between

RHI MINERAÇÃO LTDA. (formerly denominated as Mineral – Parceiros em Mineração Ltda.)., a limited-liability company headquartered at Avenida Presidente Wilson, 210, 4º floor, room 409, Zip Code 20030-021, in the city and State of Rio de Janeiro, enrolled with National Roll of Legal Entity of Ministry of Finance (hereinafter simply referred to as “CNPJ/MF”) under no. 12.506.224/0001-59, herein duly represented by its attorney-in-fact MICHAEL CAMPBELL, American citzen, married, businessman, bearer of American passport No. 460934290, enrolled with the CPF/MF under No. 234.378.188-56, resident and domiciled at 11753 Willard Avenue, Tustin, California 92782, USA, hereinafter simply referred to as “CREDITOR”; and

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, a sole proprietorship company located at Bom Jardim farm, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, enrolled with CNPJ/MF under no. 08.838.089/0001-71; herein represented by REGINALDO LUIZ DE ALMEIDA FERREIRA, hereinafter jointly referred to as “BORROWER”;

CREDITOR and BORROWER are each individually referred to as a “PARTY” and jointly as the “PARTIES”.

WHEREAS

a)
On April 4, 2011, the PARTIES executed the Loan Agreement (“Loan Agreement” or “Agreement”) by which the CREDITOR lent to the BORROWER the amount equivalent in REAIS to US$8,631,176.00 (eight million six hundred thirty-one thousand one hundred seventy-six US dollars);

b)
Shortly after the execution of this Agreement, it is anticipated that Meserole, LLC, an investment fund with head offices at 152 West 57th Street, 54th Floor, New York, NY, USA (“Meserole”), will extend a loan finance to Resource Holdings, Inc., a company with head offices at 11753 Willard Avenue, California 92782, USA (“RHI”) in the amount of USD 11,400,000.00 (eleven million and four hundred thousand US dollars) (“Funds”) for the development of its business in Brazil pursuant to a certain Note Purchase Agreement dated as of the date hereof (“Finance Agreement”).

c)
Upon closing of the Finance Agreement, pursuant to the INTERCOMPANY DEMAND NOTE, RHI will send certain amounts of the Funds to the CREDITOR, of which it is a controlling shareholder, to be invested in a project related to the mining activity of the BORROWER.

d)
The Funds to be sent to the CREDITOR will be used to, among other things, loan funds to the BORROWER, as agreed in the Agreement, and for the purchase of equipment and machines for the development of its activities relating to the ore extraction, which will be leased to the BORROWER through a lease agreement of equipment dated as of the date hereof (“Lease Agreement”);

e)
The BORROWER has a permission issued by the Departamento Nacional de Produção Mineral (“DNPM”) to explore ore at the Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso (“Farm”), and is the owner of the mines located in the Farms and registered at DNPM under no. 866.592/2007, for an area of 38.94 hectares, 866.597/2007, for an area of 50 hectares, 866.600/2007, for an area of 50 hectares, and 866.601/2007, for an area of 50 hectares; and

f)	Based on the above, the PARTIES agree to amendment certain clauses of the Agreement as well as restate certain existing clauses.

The PARTIES hereby agree to execute the Amendment to amend and restate the Agreement which shall become effective with the following new wording:

1.	“Definitions

a)
BORROWER’S AUTHORIZED BANK ACCOUNT means the operating bank account that will be used by the BORROWER to conduct its business related to the ORE PROPERTIES and shall be opened and operating (a) within 5 (five) BUSINESS DAY counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first;

b)
“BRAZILIAN GAAP” means the accounting principles generally accepted in Brazil, based on the Law No. 6,404 of December 15, 1976, as amended, on the rules and normative standards issued by the Brazilian Securities Commission, when applicable, and in accordance with the rules and principles of the Brazilian Institute of Independent Auditors

c)	BUSINESS DAY means any day when the Banks in Rio de Janeiro (Brazil) are open for the operations provided for herein.

d)	CIVIL CODE means Law No. 10,406 of January 15, 2002, as amended;

e)
CLEARING ACCOUNT means the bank account of the BORROWER and controlled by Meserole, where the payments of the proceeds from the sale of gold mined on the ORE PROPERTIES will be concentrated and shall be opened and operating (a) within 5 (five) BUSINESS DAY counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first.

f)	COSTS AND EXPENSES means all operating costs, expenses, taxes, fees and charges associated with ORE PROPERTIES;

g)	DATE OF THE BEGINNING OF INTEREST PAYMENTS means the first date of the production of any ore in MINERAL PROPERTIES or 90 (ninety) days after the DISBURSEMENT DATE, whichever first occurs.

h)	INTERCOMPANY DEMAND NOTE means that certain demand note issued by CREDITOR to RHI dated as of the closing of the Finance Agreement evidencing the loan of Funds from RHI to CREDITOR.

i)	INITIAL DISBURSEMENT DATE shall have the meaning attributed to it in Section 2.3.

j)
LOAN is the principal amount obtained from the installments sum as provided for in Sections 2.1, 2.3 and 2.4 and effectively made available by CREDITOR to BORROWER in this Agreement, in addition to interest, as set forth under paragraph 3.

k)	MATURITY DATE shall have the meaning attributed to it in Section 5.1.

l)
ORE PROPERTIES means the ore mining areas owned by BORROWER located at Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, registered at DNPM under no. 866.592/2007, 866.597/2007, 866.600/2007 and 866.601/2007.

m)	PRODUCTION NET INCOME is the income from the ore production in ORE PROPERTIES after the COSTS AND EXPENSES assessed and payable on the total of ore production are calculated and deducted.

n)	REAIS means the currency circulating at any time in Brazil.

o)
SPECIFIED ACCOUNT means the controlled bank account of the CREDITOR which shall be opened and operating (a) within 5 (five) BUSINESS DAY counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first.

2.	Loan

2.1.
CREDITOR undertakes to comply with certain conditions, loan the equivalent in REAIS to US$ 8,631,176.00 (eight million six hundred thirty-one thousand one hundred seventy-six US dollars) to BORROWER.  The money shall be used expressly as follows:

a)	The equivalent in REAIS to US$ 352,941.00 (three hundred fifty-two thousand nine hundred forty-one US dollars) to the construction costs associated for the construction of a new processing plant.

b)
Equivalent in REAIS to US$ 778,235.00 (seven hundred seventy-eight thousand two hundred thirty-five US dollars) for working capital during the two-month period BORROWER’s plant will be non-operational to build and install new equipment.

c)	The equivalent in REAIS to US$ 7,500,000.00 (seven million and five hundred thousand US dollars) for BORROWER’s benefit.

2.2.
The LOAN shall be available to BORROWER as provided for in Sections 2.3 and 2.4 which efficacy shall depend on the effective transfer of Funds from (i) Meserole to RHI; (ii) from RHI to CREDITOR; and (iii) from CREDITOR to BORROWER.

2.3
For the purposes under this Agreement, CREDITOR shall make available to BORROWER solely upon the conditions in Section 4 below being met, the first LOAN installment equivalent in REAIS to US$ 4,131,176.00 (four million one hundred thirty-one thousand one hundred seventy-six US dollars) (“INITIAL DISBURSEMENT”) of which: (a) US$ 352,941.00 (three hundred fifty-two thousand nine hundred forty-one US dollars) will be used as described in Section 2.1 a) above; (b) US$ 778,235.00 (seven hundred seventy-eight thousand two hundred thirty-five US dollars) will be used as described in Section 2.1 b) above; and (c) US$3,000,000.0 (three million US dollars) will be used for the BORROWER’S benefit,  in only one disbursement to be made within thirty (30) days from this date (hereinafter simply referred to as "INITIAL DISBURSEMENT DATE").

2.3.1
Notwithstanding the foregoing, at least 30 (thirty) days before the first LOAN, the BORROWER shall prepare and submit to Meserole, which will check and approve, in substance and form acceptable to Meserole, a detailed budget related to the LOAN that will be used for the purposes described in Sections 2.1 a) and b) above (“DISBURSEMENT BUDGET”).

2.4
For so long as (a) the terms and conditions in this Agreement are being timely fulfilled by BORROWER, at CREDITOR’s sole and exclusive discretion (as approved by Meserole pursuant to the Finance Agreement); and (b) the representations and warranties of the BORROWER remain true and correct on each disbursement date, CREDITOR undertakes to make available the second installment of the LOAN in an amount equivalent in REAIS to US$ 4,500,000.00 (four million five hundred thousand US dollars) by means of two disbursements to be made as follows:  (i) the first disbursement equivalent in REAIS to US$ 2,500,000.00 (two million five hundred thousand US dollars) to be made within six (6) months from this date; and (ii) the second disbursement equivalent in REAIS to US$ 2,000,000.00 (two million US dollars) to be made within twelve (12) months from this date.

2.4.1.
In the event of any default hereunder on any provisions and conditions herein, CREDITOR is released from the disbursements related to LOAN installments, as referred to in Section 2.4 and no compensation, penalty or payment is payable to BORROWER. Moreover, BORROWER is subject to the consequences set forth herein in respect to the breach of the obligations.

2.4.2.
If CREDITOR without case fails to make any disbursement described in Section 2.4, it shall be subject to the payment of  a twenty percent (20%) fine on the disbursement amount, notwithstanding the anticipated termination of the Agreement, which being requested by BORROWER shall occur according to the provisions in Section 9.2.

3.	Financial Adjustments

3.1.
BORROWER shall pay a monthly twenty percent (20%) interest on the PRODUCTION NET INCOME obtained from ORE PROPERTIES to CREDITOR regarding the LOAN from the DATE OF THE BEGINNING OF INTEREST PAYMENTS up to the MATURITY DATE.

3.1.1
The amounts received by CREDITOR characterized as interest, as described in Section 3.1, and the amount of lease payments arising from the Lease Agreement, will be remitted to RHI in order to enable the repayment of Funds to Meserole under the Finance Agreement (as described in Whereas C above) and will be subject to a pledge to Meserole.  If (a) the amounts received by RHI through the remittance are not enough to allow RHI to comply with its obligations under the Finance Agreement; or (b) as a result of a disbursement under this Agreement, RHI will not have financial conditions to comply with its obligations under the Finance Agreement, then:

a)
Additional loans to BORRWER will be suspended until RHI is able to meet its loan obligations under the Finance Agreement and payoff any amounts, including default amounts and or additional interest or penalty payments owed by RHI to Meserole.

b)
BORROWER will forfeit any profits payment it is owed from the mining operation and direct all or a portion of to RHI, in the SPECIFIED ACCOUNT which is equal to the amount that RHI is short on their obligations under the Finance Agreement.

3.1.2.
Any amount that BORROWER makes available from its portion of profits and or an amount derived from processing tailings, will be accrued with interest at a rate of 10% annually and owed to BORROWER and paid back from RHI’s profits (arising from the interest established in this Agreement and of the payments of the Lease Agreement) only at the time that RHI is current with its debt obligations to Meserole and has sufficient capital above its minimal operating expenses.

3.1.3.
For the purposes of Sections 3.1.1 and 3.1.2  above, the determination of the capacity and financial condition of RHI to make present and future payments under the Finance Agreement will be done by Meserole, in accordance with the terms of the Finance Agreement, as it’s reasonable discretion, and will be conclusive and binding among the PARTIES.

3.2.	The interest shall be paid up to the fifth BUSINESS DAY of each month by BORROWER, in REAIS or gold, irrespective of any collection from CREDITOR.

3.2.1.
In any interest payment in gold, the  amount to be delivered by BORROWER to CREDITOR shall be determined based on the ore (gold) closing price on the day prior to the payment of the standard index internationally accepted for the definition of the daily price of the ore (gold).

3.2.2.
The interest payments in gold should be made on the delivery of the ore by BORROWER to CREDITOR, to be made available by BORROWER to CREDITOR at BORROWER’s place of business to be confirmed by BORROWER to CREDITOR.  The ore shall be deemed delivered upon evidence of the receipt to be issued by CREDITOR to BORROWER on the delivery date, which is an evidence of the settlement of the due interests installment.

3.2.3.	CREDITOR is liable for arranging and bears the ore transportation expenses from BORROWER’s place of business to be confirmed thereby to CREDITOR.

3.2.4.	The amount of any interest payments in REAIS shall be deposited in SPECIFIED ACCOUNT.

4.	Precedent Conditions to Initial Disbursement

4.1.	The Initial Disbursement shall only be made upon receipt of the following documents or approvals by the CREDITOR, as the case may be:

a)	original and executed copies of this Agreement, the Finance Agreement and the INTERCOMPANY DEMAND NOTE;

b)	documents evidencing the (i) good standing and incorporation of the BORROWER; (ii) corporate document authorizing the execution of this Agreement; (iii) powers of the person executing this Agreement.

c)	any other document that the CREDITOR may request at its sole discretion.

d)
any necessary documents to allow Meserole (including, but not limited to power of attorney and electronic key for transfers), at its sole discretion, to have the full and complete control of the CLEARING ACCOUNT  .

e)	the approval of the DISBURSEMENT BUDGET by Meserole.

5.	Amortization and Term

5.1.
The total outstanding principal LOAN amount shall be paid to CREDITOR in only one installment within  ten (10) years from the disbursement date of the first LOAN installment by CREDITOR to BORROWER (hereinafter simply referred to as “MATURITY DATE”).  If all conditions provided for herein are fulfilled, CREDITOR on its own discretion should release BORROWER from paying the interests related to the last year of the Agreement, therefore BORROWER with the incomes from ORE PROPERTIES should be allowed to accrue the necessary amounts to pay the principal LOAN amount, as provided for in Section 5.1.

5.2.	Upon CREDITOR exclusive discretion and express written approval, the MATURITY DATE mentioned herein should be extended for additional one (1) year period.

5.3.	The payment of the principal by BORROWER shall be made in REAIS, within forty-eight (48) hours from MATURITY DATE, without any offset and shall be deposited in SPECIFIED ACCOUNT.

5.4.
All payments related to principal amounts, interest, as well as all taxes incurred or that may be incurred shall be paid by BORROWER, in accordance with the terms of this Agreement and of the applicable Brazilian tax laws.

6.	Guarantees

6.1.
In order to guarantee the payment of any obligation arising herein as debt principal and interest, BORROWER establishes the following guarantees on CREDITOR’s behalf and prior to the DISBURSEMENT DATE:

a)
Second priority security interest (subject to Meserole’s first priority security interest) on the ore deposited in the waste tank of ORE PROPERTIES identified by the following geographic coordinates 15º41’30,51” and 56º21’06,84”, located at the sideways of the plant where the ore should be processed, with approximately 350 x 300 m extension, and 28 meter height.

b)
Second priority security interest (subject to Meserole’s first priority security interest) on 20% (twenty percent) the PRODUCTION NET INCOME of gold extracted from ORE PROPERTIES, from the DATE OF BEGINNING THE INTERESTS PAYMENT up to MATURITY DATE.

6.2.
If the amounts received by RHI through the remittance of interest (as described in Section 3.1.1 above) and the lease payments under the Lease Agreement are not enough to allow RHI to comply with its obligations under the Finance Agreement, the BORROWER further irrevocably and irreversibly undertakes, in accordance with art. 818 et seq of CIVIL CODE to pay by way of BORROWER’s share of revenue from ORE PROPERTIES (as provided in Section 11.3) any such amount due and owing by or otherwise payable by RHI to Meserole, under the Finance Agreement, and expressly waives the benefits of Articles 366, 827 and 835 to 838, of the CIVIL CODE.

6.3.
All guarantees established herein should follow the provisions under the law, in particular the CIVIL CODE, to effect formalization, and the Parties undertake to take all measures and sign any document required for formalization prior to the DISBURSEMENT DATE. CREDITOR shall not make any disbursements if the guarantees are not previously formalized.

6.4.
In the event of any default of BORROWER, BORROWER shall grant unconditionally and irrevocably to CREDITOR irreversible and unconditional access to the assets under the guarantee, and shall allow and contribute with CREDITOR to totally satisfy the credit held thereby.

6.5.
Except the burdens established herein on CREDITOR’s behalf (and on Meserole’s behalf), BORROWER represents that the assets mentioned under sixth clause are under peaceful and undisturbed possession free and released from any burdens, including tax.

6.6.
In the event that the guarantees created in favor of CREDITOR in terms of this Agreement cease themselves, become insufficient, deteriorate or depreciate of such manner as the guarantees become defalcated, or, in addition, in the event that  the guarantee be subject to attachment, seizure or any other judicial or administrative measure of similar effect, the BORROWER shall, within 5 (five) BUSINESS DAY counted as from the date that occurs one of the events mentioned above, reinforce them in satisfactory form to the CREDITOR, as of its sole discretion, in the terms of CIVIL CODE (“Security Reinforcement”).  The document which will govern the Security Reinforcement shall identify the assets over which the pledge will be created .

6.7.
Upon the total LOAN payments and all other obligations being made by BORROWER, the guarantees set forth in Section 6.1 shall be automatically released and the guarantees shall be terminated, and CREDITOR undertakes to take all required measures to release BORROWER from said guarantees.

7.	BORROWER Obligations

7.1.	BORROWER undertakes to:

a)
Maintain the obligation in compliant status before environment and ore regulation bodies (DNPM) during the validity of the Agreement, inform CREDITOR of any non-compliance that might cause the qualified bodies to deem unfulfilled any (i) Brazilian ore regulation or (ii) environmental protection rule that may give rise to an indemnity obligation for any environmental damage.

b)
Except with CREDITOR’s prior and express consent (subject to CREDITOR’s obligations under the Finance Agreement), the assets owned thereby shall not be disposed, leased, sublet, or transferred under any title which are used to the exploitation of the ORE PROPERTIES.

c)
Except on CREDITOR prior and express consent (subject to CREDITOR’s obligations under the Finance Agreement), (i) third parties obligations should not be guaranteed, (ii) no burdens or encumbrances of any kind shall be placed to assets, and (iii) no credit, financing, loan or advancement shall be granted to any other person.

d)
Submit monthly, to CREDITOR during the validity of this Agreement, monthly financial statements, and quarterly and annual financial statements duly examined by in accordance with audit standards and submit monthly (by the 20th of previous month), to CREDITOR, an detailed operating budget prepared in accordance with BRAZILIAN GAAP. In addition, submit monthly, to CREDITOR an actual statement, in form and substance acceptable to the CREDITOR, also prepared in accordance with BRAZILIAN GAAP, for the two previous months, describing the use of proceeds by  the BORROWER.

e)	No additional loan shall be made without CREDITOR’s prior and express authorization.

f)	No corporate restructuring shall be performed including incorporation, liquidation, merger, split-up, or any other similar corporate action without CREDITOR’s express consent.

g)
Ensure the general, unlimited and unrestricted access to the MINERAL PROPEPRTIES and operations maintained by BORROWER in the ORE PROPERTIES by CREDITOR’s representative to check the progress, costs and outcomes of the daily ore production of BORROWER, and also grant access to BORROWER’s accountancy including the taxes paid by BORROWER and whatever is required to determine the NET PRODUCTION INCOME.

h)	Shall maintain the necessary assets for its activities in good condition of conservation and covered by insurance regarding the risks normally covered in mineral activities.

i)
Shall conduct its business according to legal determinations concerning its activities, applying consistently conduct standards and compatible quality with the type of activity developed and with standards usually observed by companies of the same nature of the BORROWER and that practice similar activities.

j)	Shall not modify, without previous and express agreement of the CREDITOR, its corporate purpose.

k)
Shall remit, within 5 days, any document or relevant information related to the Loan Agreement that had not been previously disclosed to the CREDITOR and that became known after the date of execution of this Agreement.

l)	Inform about the occurrence of any of event of default provided in the Loan Agreement, on date of respective occurrence.

m)
Grant to CREDITOR full-time, online, and real time access to the BORROWER’S AUTHORIZED BANK ACCOUNT, allowing the CREDITOR to monitor all bank transactions, being understood that the BORROWER’S AUTHORIZED BANK ACCOUNT shall be opened and operating (a) within 5 (five) BUSINESS DAY days counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first.

n)	Not to keep or open any bank account to conduct its business with the ORE PROPERTIES, except for the BORROWER’S AUTHORIZED BANK ACCOUNT and the CLEARING ACCOUNT.

o)
Provide all necessary documents (including, but not limited to power of attorney and electronic key for transfers) to allow Meserole, at its sole discretion, to have the full and complete control of the CLEARING ACCOUNT.

p)
Shall not make any expenditures and or transfer any funds outside of the normal course of business, unless the expenditures and transfers are pre-approved in advance by both PARTIES and Meserole (subject to CREDITOR’s obligations under the Finance Agreement).

7.2.
The PARTIES herein agree that as of the end of the second year of this Agreement, the PARTIES shall use their best efforts and work in good faith to reinvest part of the income from this Agreement in ORE PROPERTIES, all in accordance with the provision of Section 11 below.

8.	Representations and Warranties

8.1.
The BORROWER represents and warrants to the CREDITOR, under the penalties of the law, that as of the date of this Agreement, in each date a disbursement occurs  and on any other date when such representations and warranties are required to be made or deemed to have been made under this Agreement (or any amendment thereto) or any other relevant agreement, the following:

a)	it is a company validly organized and existing under the laws of Brazil, is duly qualified to do business and is in good standing;

b)
has full power, capacity and authority, under the laws and by its instrument of incorporation to enter into this Agreement, to carry out its obligations, whether financial or not, and to comply with the clauses of this Agreement;

c)
the execution of the Agreement and the exercise of its rights and performance of its obligations hereunder will not violate any provision of any existing law or the articles of association of the BORROWER or any decree of any court or arbitrator or of any contractual undertaking to which the BORROWER is a party or which is binding upon the BORROWER or any of its assets.

d)	has lawful, good and valid ownership, license and authorization and all necessary assets for the performance of its activities.

e)
there are no pending proceedings or/and an adverse decision that may cause a relevant effect to the financial situation of the BORROWER impacting on its capacity to comply with the obligations under this Agreement, or affect the validity or performance of this Agreement.

f)
all information given to the CREDITOR regarding the performance of the obligations of this Agreement are complete and true in all aspects, and there are no relevant information that have not been made available to the CREDITOR.

9.	Termination Events

9.1.	CREDITOR may terminate, at its own discretion, this Agreement and required the anticipated payment, including accrued interests, as applicable, on the occurrence of any events hereunder:

a)	Any breach of the obligations undertaken by BORROWER herein;

b)
If any governmental license, consent, authorization, permission, or concession is required by BORROWER for the fulfillment of the obligations herein is revoked or withheld or materially modified or is not totally and effectively valid.

c)
If any order is issued by a qualified court or a resolution is addressed to BORROWER requesting BORROWER to appoint a liquidator, trustee or any similar administrator for a substantial part of the BORROWER’s assets, except for a merger or reorganization (other than insolvency), such provisions shall be approved in writing by CREDITOR.

d)	If BORROWER fails to pay or is unable to fulfill thereof, or admits to being unable to pay the debts on maturity date, or is bankrupt or insolvent, or takes part in any CREDITORS’ composition.

e)
If BORROWER terminates or threatens to terminate the business development or a substantial part of the ore business involving ORE PROPERTIES, or BORROWER’s assets were subject to seizure or appropriation, or

f)	If any reproduction, guarantee or statement by BORROWER herein, or in writing hereof is not complied with or proves to be false on the date it was produced or repeated.

g)	Petition of bankruptcy against the BORROWER.

h)	Request of judicial or extrajudicial recovery made by BORROWER.

i)
Extinction, liquidation, dissolution, voluntary bankruptcy request, adjudication of bankruptcy, or any analogue procedure that become to be created by law, of the BORROWER that is not dully elided by the BORROWER within 15 (fifteen) days.

j)	If the BORROWER assigns, totally or partially, its obligations under this Agreement, without previous and express consent of the CREDITOR.

k)	If BORROWER assigns, leases or transfers any assets that may cause a material adverse impact on the Loan, at the discretion of the CREDITOR.

l)	Spin-off, incorporation, merger or any other form of corporate reorganization of the BORROWER, without the prior and written consent of the CREDITOR.

m)	If any event of articles 333 and 1.425 of the Civil Code occurs.

n)	Lawful protest of bills against the BORROWER and/or its controlled which the individual or aggregate amount exceeds R$10,000.00 (ten thousand REAIS).

o)	Early termination of any of its financial obligations undertaken in other agreements which individual or aggregate amount exceeds R$10,000.00 (ten thousand REAIS).

p)
Failure of RHI to enter into the Finance Agreement or the INTERCOMPANY DEMAND NOTE, or default of any RHI’s obligations under the Finance Agreement, or  default of any of CREDITOR’s obligations to RHI under the INTERCOMPANY DEMAND NOTE, or if any other event of default established therein, or in the Lease Agreement occurs.

q)	If BORROWER disobeys any administrative decision or final and unappeallable court decision.

r)	Reduction in the capital stock of BORROWER (unless previously authorized by the CREDITOR).

s)	Any change in the financial condition of BORROWER that impacts the compliance of its obligations set forth in this Agreement.

t)	If the representations made by BORROWER in this Agreement are false or deceptive, or, in addition, in relevant way, are incorrect, inconsistent or incomplete.

u)	if the BORROWER does not renew or cancel, revoke or suspend its authorizations, concessions and licenses, required to the exercise of its activities.

v)
any governmental authority act with the purpose of seizure, nationalization, expropriation or in any circumstances acquire, compulsorily, entirety or substantial part of the assets, properties, of the shares of the capital stock of the BORROWER that may substantially affect the payment of its obligations related to this Agreement.

9.1.1	If any of the events listed in section 9.1 above occurs, CREDITOR may not demand the early termination of this Agreement without the prior and written consent of Meserole.

9.2.
BORROWER may, in its own discretion, terminate this Agreement, if BORROWER does not breach the obligations herein, and CREDITOR fails to perform the disbursements related to the LOAN installments within the terms set forth in Sections 2.3 and 2.4, subject to the penalty in Section 2.4.2 in any disbursement in Section 2.4, provided there are no outstanding amount (or amounts due and not paid by RHI to Meserole) arising from the Finance Agreement. In this case, the Agreement may only be terminated with the prior and written consent of Meserole.

9.2.1
Notwithstanding the foregoing, in the event that the BORROWER is not able to early terminate the Agreement, BORROWER reserves the right to carry out any judicial or extrajudicial measures against the CREDITOR seeking the full fulfillment of its obligations under this Agreement.

9.3
In any such event justifying the termination of this Agreement as provided for under Paragraph 9, the defaulting PARTY shall have thirty (30) days term from the date of being properly notified by the other PARTY, pursuant the Paragraph 14, to cure such default.  If the curing period has elapsed and the defaulting PARTY has not cured the default, then upon notifying the other PARTY at the non-defaulting PARTY’s discretion, this Agreement shall be automatically terminated under the provisions of this Paragraph 9.

10.	Default

10.1.
Notwithstanding the provisions under Paragraphs 7, 8 and 9, if BORROWER fails to fulfill any obligation hereof, including those related to the interest and principal payments, it shall be subject to the execution of the guarantees set forth under the provisions of Paragraph 6 and of any additional guarantee that may be created for the benefit of the CREDITOR related to the purpose of this Agreement.

11.	Commitment

11.1.
At the end of the second year of the Agreement term, if BORROWER has (i) fulfilled all of the obligations herein, and (ii) the accounts and financial statements were audited and comply with generally accepted accounting principles of the United States of America (USGAAP), and CREDITOR with BORROWER’s support, has concluded that the audit satisfies the requirements of the U.S. Securities and Exchange Commission (“SEC”) and if there is no outstanding obligations under the Finance Agreement, CREDITOR undertakes to cancel the LOAN and convert into 20% share of net income all ore activities performed in ORE PROPERTIES, from the ore extraction, and waste processing and to contribute the equipment and machinery belonging to CREDITOR which are  already leased to BORROWER.  If the PARTIES fail to complete the audit in time to allow CREDITOR to cancel the LOAN and contribute with equipment and machinery, the PARTIES herein agree to extend the term under this Paragraph until the conclusion of the qualified audit.

11.1.1.	If there are outstanding obligations under the Finance Agreement, the cancelation of the LOAN may be only made with the prior and written consent of Meserole.

11.1.2	The PARTIES acknowledge and agree that the responsibilities and approval/discretionary rights of CREDITOR hereunder are subject to CREDITOR’s obligations under the Finance Agreement.

11.2.
Timely, the PARTIES should evaluate in good faith the most efficient form and structure for both PARTIES to be adopted to the feasibility of the goal provided for in Section 11.1.  Generally, the PARTIES agree to organize a new company pursuant the laws of Brazil, and perform the following contributions to the new company:

a)
BORROWER shall contribute/ transfer to the new company, all the ore activities in ORE PROPERTIES, waste processing equipment and machinery to exploit, process, package, research and develop, the ORE PROPERTIES, exempted from any burdens prior to the formation of the Company , and CREDITOR is entitled to twenty percent (20%) of the net income of all ore activities performed on ORE PROPERTIES, from ore extraction, waste processing and all exploitation equipment.

b)
CREDITOR shall cancel an amount of debt arising from the LOAN, and shall contribute equipment and machinery under the lease agreement, for ore processing, which title shall be owned by the new company.

11.3.
Each buyer or payer of gold shall be irrevocably instructed to direct all the proceed from the sale of gold mined on the ORE PROPERTIES to the CLEARING ACCOUNT. All the proceed deposited into the CLEARING ACCOUNT will be transferred solely and exclusively by Meserole (or whomever Meserole expressly indicates), as follow:

a)
Seventy percent (70%) shall be deposited into the BORROWER’s AUTHORIZED BANK ACCOUNT of which: (i) forty percent (40%) will be allocated to pay the COST AND EXPENSES; and (ii) the remaining thirty percent (30%) will be allocated as BORROWER’s profit. Notwithstanding the above, if the amount described in item (i) above is not enough to settle the full amount of the COST AND EXPENSES, the PARTIES hereby agree that the amount deposited in the BORROWER’s AUTHORIZED BANK ACCOUNT and the amount deposited in the SPECIFIED ACCOUNT will be used, equally, to settle the outstanding amount of  COST AND EXPENSES.

b)
Thirty percent (30%) shall be deposited in the SPECIFIED ACCOUNT, and applied 20% (twenty percent) of the PRODUCTION NET INCOME toward the payment due on and in accordance with this Agreement between the Parties, and 30% (thirty percent) of the PRODUCTION NET INCOME towards the payment due on and in accordance with the Lease Agreement.

c)
The distribution amount described in items (a) and (b) above will be adjusted every 3 (three) months and the distribution percentage will be changed by CREDITOR, upon approval by Meserole taking into account the actual percentage of the excess or deficit of the COST AND EXPENSES, as the case may be, for this 3 (three) month period, and reflected in the gold sales invoice to the gold buyer.

11.3.1.
Within 10 (ten) days from the end of each month, the accounting records of the previous month will be agreed upon by both Parties and closed, and any excess or deficit of COSTS AND EXPENSES of the mining operation will be distributed to/collected from the PARTIES. If there is a deficit, the amount equivalent to 50% thereof shall be deducted from the distribution of the subsequent month to the PARTIES, and, if there is an excess, an amount equivalent to 50% of such excess shall be distributed to each Party in the month following the distribution.

11.3.2
Each party shall have the choice of receiving their profits remunerated in gold or cash. If the CREDITOR chooses payment in gold, the amount to be delivered by the BORROWER to the CREDITOR, shall be accrued based on the closing price of gold from the previous day, on an index internationally accepted for definition of the daily price of gold.

11.3.3
Any payment in gold shall be made upon delivery by the BORROWER to the CREDITOR at the ORE PROPERTY and shall be deemed delivered upon evidence of receipt issued by the CREDITOR to the BORROWER, on the delivery date.

11.3.4	The CREDITOR shall be responsible for any and all transportation and security expenses to transport the gold from the ORE PROPERTIES to its designation.

11.3.5.	The PARTIES undertake to create a security interest for the benefit of Meserole over the SPECIFIED ACCOUNT in order to provide Meserole with the control of the transactions of the SPECIFIED ACCOUNT.

11.4.
Subject to CREDITOR’s obligations under the Finance Agreement the PARTIES agree that will reinvest a portion of their profits each year to increase: (i) the mining and processing volume; and (ii) gold recovery rate.

11.4.1.
The Parties will invest up to an estimated US$3,000,000.00 (three million US dollars) equally in the beginning of the 2nd year to add a “chemical circuit” to the gravity plant that will be built in the first year. The chemical circuit is planned to include flotation, cyanide, and electro-winning processes to the gravity circuit to increase the gold recovery rate.

11.4.2.
The Parties will invest up to an estimated US$9,000,000.00 (nine million US dollars) equally in the beginning of the 3rd year to double the overall mining, processing and recovery capacity by adding additional trucks, excavators, loaders, and processing plant (both gravity and chemical).

11.4.3.	The PARTIES will reinvest a portion of their profits if they are generating enough profits from the mining operation to do so, as determined by Meserole, as its sole discretion.

11.4.4.
Notwithstanding the foregoing in Sections 11.4.1, 11.4.2 and 11.4.3, the reinvestments will only be allowed with prior and prior written consent of Meserole. Therefore, CREDITOR undertakes to send a notification to Meserole requesting the prior approval within at least 30 (thirty) days prior notice of the reinvestment date.

12.	No waiver

12.1.
Lack of the performance and/or delay in performing any right, power or privilege by any PARTY is not deemed a waiver, nor should preclude the exercise of any right, or part thereof, power or privilege.  The rights and remedies contained herein are cumulative and does not exclude any right or remedy under the law.

13.	Prepayment

BORROWER is prohibited, in any situation, to prepay this Agreement until all obligations of RHI to Meserole related to the Finance Agreement are fully complied. Nevertheless, after the compliance of all obligations set forth in the Finance Agreement, the prepayment of this Agreement will only be allowed with prior and written consent of CREDITOR.

14.	Notices

14.1.
For the purposes of this Agreement, any notice, authorization, or requirement shall be in writing, and shall be deemed as performed, when delivered personally, or 2 (two) days after transmitted by fax (with transmission evidence) or three (3) days after sending the letter by international courier service to the address informed hereunder:

If addressed to CREDITOR:	Address: Av. Presidente Wilson, 231 - 21º andar
20030-021 - Rio de Janeiro  RJ - BRAZIL
Attn.:  Alexandre Bittencourt Calmon
Veirano Advogados

If addressed to BORROWER:	Address: Av. Rubens de Mendonça, 2254,
Ed. American Business Center, sala 604,
Jardim Aclimação, Cuiabá – MT – CEP 78050-000
Attn.:  Raquel Cristina Rockenbach Bleich

14.2.	The notices addresses should be changed, which changes shall be effective only when the other PARTY has been notified on such change as provided for in this Clause.

15.	Assignment

15.1.	The PARTIES herein should not transfer or assign any obligation or assign any right hereof except if approved in writing by the other PARTY.

16.	Applicable Laws and Venue

16.1.	The PARTIES herein elect the Courts of Cuiabá, State of Mato Grosso, to solve any conflicts and controversies arising hereof excluding any other the most privileged it might be.”

1.	The PARTIES acknowledge that the Agreement shall remain unchanged in relation to the clauses that has not been expressly amended by this Amendment.

2.
No failure to exercise, nor any delay in exercising any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

3.
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

4.	This Amendment constitutes irrevocable and irreversible obligations of the PARTIES e and shall be also binding on their respective successors.

5.
This Amendment will be governed by Brazilian laws. The PARTIES hereby elect the courts of the City of Cuiabá, State of Mato Grosso, as competent to judge any lawsuit or proceeding aiming at resolving any dispute or controversy arising from this Amendment.

In witness whereof the PARTIES sign this agreement in 03 (three) counterparts of the same text and form in the presence of two witnesses.

Cuiabá (MT), August 4, 2011.

/s/ Michael B. Campbell
RHI MINERAÇÃO LTDA
Name: MICHAEL CAMPBELL
Title: Attorney-in-fact

/s/ Reginaldo Luiz De Almeida Ferreira
REGINALDO LUIZ DE ALMEIDA FERREIRA – ME
Name: REGINALDO LUIZ DE ALMEIDA FERREIRA
Title: Owner

Witnesses:

1.	/s/ Raquel Cristina Bleich	2.
Name: Raquel Cristina Bleich		Name:
Identity card:		Identity card:
CPF/MF:		CPF/MF: